SUPPLEMENT NO. 1 TO
SUBSCRIPTION AGREEMENT
This Supplement No. 1 to Subscription Agreement (this “Amendment”) is made and entered into as of the 4th of May, 2017, by and between Function(x) Inc. (the “Company”) and the purchasers (the “Subscriber”) identified on the signature pages of the Subscription Agreements (the “Subscription Agreement”) in connection with the Subscribers’ purchase of shares of the Company’s Series G Convertible Preferred Stock, par value $0.001 per share (the “Shares”), which are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and is binding and enforceable against the Company without further action by the Subscribers.
WHEREAS, on May 3, 2017 the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of the Series G Convertible Preferred Stock of the Company (the “COD”); and
WHEREAS, pursuant to Section 4(f) of the COD the Company may exercise a right to mandatory conversion of the Shares (the “Conversion Right”), upon the terms, and subject to the conditions set forth therein, if the Closing Bid Price of the Common Stock equals or exceeds $1.50 per share for at least ten (10) consecutive Trading Days”, whereupon the Company has the right to exercise the mandatory conversion right by delivery of written notice (“Notice”) at least ten (10) days prior to the Conversion Date selected by the Company; and
WHEREAS, the Company desires to amend the terms of the Subscribers’ purchase of Shares as set forth herein, effective as of date of the Subscription Agreement; and
WHEREAS, capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in COD, and in the case of a conflict between any provisions contained in the Subscription Agreement and this Amendment, the provisions of this Amendment will control.
NOW, THEREFORE, in consideration of their mutual promises, covenants, obligations and agreements set forth herein, for other good and valuable consideration, and notwithstanding anything to the contrary in the Subscription Agreement, the Subscriber and the Company hereby agree as follows:
1. Amendment to Subscription Agreement. Effective as of the date of this Amendment, Section 5 of the Subscription Agreement is hereby amended by inserting following clause as paragraph (p):
(p) Conversion Restriction. The Company agrees and confirms that no Notice shall be effective, and the Conversion Right shall be suspended and of no force and effect, and no mandatory conversion of Shares into Common Stock pursuant to Section 4(f) of the COD shall be permitted, at any time or times that either: (A) an effective registration statement under the Securities Act of 1933, as amended (the “Act”) covering the sale of the Common Stock underlying the Shares by each of the Subscribers is not available or (B) Subscribers are unable to sell the Common Stock underlying the Shares without restriction under an applicable exemption from registration under the Act, including without limitation, Rule 144 thereof.

2.Governing Law. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York, all rights and remedies being governed by said laws, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.
3.Descriptive Headings. The descriptive headings in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Amendment.
4.Disclosure. The Company shall include the terms of the Amendment in all SEC Filings and Reports in which a description of the COD is included, and shall take no action with respect to exercise of the Conversion Right or that interferes with the ability of Subscribers to retain Shares at any time that the Conversion Right is suspended or ineffective.
5.No Other Modifications. Except as modified hereby, the Subscription Agreement and COD shall remain in full force and effect and unmodified.
6.Binding Effect; Benefits. This Amendment shall be binding upon and inure to the benefit of the parties to this Amendment and their respective successors and permitted assigns. Nothing in this Amendment, express or implied, is intended or shall be construed to give any person other than the parties to this Amendment or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
7.Amendment. This Amendment may not be waived, amended, modified or supplemented except by a written instrument executed by the Subscriber and the Company.

IN WITNESS WHEREOF, each of the parties hereto hereby executes this Amendment effective as of May 4, 2017.

Function(x), Inc.

By:
Name:	Richard F.X. Sillerman
Title: Chief Executive Officer

AGREED AND ACCEPTED LEAD INVESTOR:

By:
Name:	Barry Honig
Title: